Exhibit (a)(1)(v)

Notice of Guaranteed Delivery

For Tender of Series B Preferred Shares of

The Gabelli Utility Trust

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 11, 2023, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) if you want to tender your Series B Preferred Shares (as defined below) but:

●	your certificates for Series B Preferred Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

●	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

●	your other required documents cannot be delivered to the Depositary (as indicated below) by the Expiration Date,

in which case, you can still tender your Series B Preferred Shares if you comply with the guaranteed delivery procedure described under the heading “The Exchange Offer” in the Offer to Exchange dated September 6, 2023 (together with any amendments or supplements thereto, the “Offer to Exchange”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or facsimile in accordance with the procedures set forth in the Offer to Exchange prior to the Expiration Date. See “The Exchange Offer” in the Offer to Exchange.

The Depositary:

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A.

By Mail:	By Express Mail or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

Via Email: CANOTICEOFGUARANTEE@computershare.com

For this notice to be validly delivered, it must be received by the Depositary at the above address, or by facsimile, prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to The Gabelli Utility Trust will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Exchange) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The Gabelli Utility Trust, a Delaware statutory trust, upon the terms and subject to the conditions set forth in its Offer to Exchange dated September 6, 2023 (together with any amendments or supplements thereto, the “Offer to Exchange”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials (collectively with any amendments or supplements thereto, the Offer to Exchange and the Letter of Transmittal, the “Exchange Offer”), receipt of which is hereby acknowledged by the undersigned, the number of Series B Auction Market Preferred Shares, par value $0.001 per share and liquidation preference $25,000 per share (the “Series B Preferred Shares”), listed below, pursuant to the guaranteed delivery procedures set forth under the heading “The Exchange Offer” in the Offer to Exchange. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Exchange.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

Name of Fund	Signature

☐ check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution

Number of Series B Preferred Shares tendered	(Address)

DRS Transaction Advice Numbers (if applicable)	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) “own(s)” and has or have a net long position in the Series B Preferred Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Series B Preferred Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary at its address set forth above certificate(s) for the Series B Preferred Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Series B Preferred Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within two (2) NYSE trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Series B Preferred Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2023

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

3